Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
On July 14, 2006, Coldren Resources LP (“Coldren Resources”) completed the acquisition from Noble Energy, Inc. (“Noble”) of substantially all of Noble’s offshore Gulf of Mexico shelf assets (“Acquired Properties”). SPN Resources, LLC (“SPN Resources”), a wholly-owned subsidiary of Superior Energy Services, Inc. (the “Company”), acquired a 40% interest in Coldren Resources for an initial cash investment of $57.7 million. As such, the Company has an indirect interest in the Acquired Properties, and the Company’s investment in Coldren Resources is accounted for on the equity-method of accounting. The Company used a portion of its $300 million new unsecured senior notes at 6 7/8%, which were issued in May 2006, to finance its $57.7 million initial cash investment in Coldren Resources.
The following unaudited pro forma condensed consolidated financial information has been prepared by applying pro forma adjustments to the Company’s historical consolidated financial statements. The pro forma adjustments give effect to the Company’s 40% interest in the historical performance of the Acquired Properties through its equity investment in Coldren Resources. The unaudited pro forma condensed consolidated balance sheet assumes the transaction occurred on June 30, 2006, and the unaudited pro forma condensed consolidated statements of operations assume the transaction had occurred on January 1, 2005. The pro forma adjustments are described in the accompanying notes.
The unaudited pro forma consolidated financial information is presented for illustrative purposes only, and does not purport to be indicative of the results that would actually have occurred if the transaction described above had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and the notes thereto and the statements of revenues and direct operating expenses of certain oil and natural gas properties acquired and the notes thereto. The unaudited pro forma condensed consolidated financial information, in the opinion of management, reflects all adjustments necessary to present fairly the date for the periods presented.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2006
(in thousands, except share data)

	Superior	Pro Forma
	Historical	Adjustments		Pro Forma
ASSETS

Current assets:
Cash and cash equivalents	$115,846	$(27,340	) (a)	$88,506
Accounts receivable, net	233,496			233,496
Current portion of notes receivable	4,712			4,712
Prepaid insurance and other	58,493			58,493

Total current assets	412,547	(27,340)		385,207

Property, plant and equipment, net	608,548			608,548
Goodwill, net	224,346			224,346
Notes receivable	26,085			26,085
Equity-method investments	32,541	27,340	(a)	59,881
Other assets, net	12,416			12,416

Total assets	$1,316,483	$—		$1,316,483

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$45,846			$45,846
Accrued expenses	76,323			76,323
Income taxes payable	50,740			50,740
Fair value of commodity derivative instruments	5,658			5,658
Current portion of decommissioning liabilities	14,081			14,081
Current maturities of long-term debt	810			810

Total current liabilities	193,458	—		193,458

Deferred income taxes	95,321			95,321
Decommissioning liabilities	106,482			106,482
Long-term debt	311,694			311,694
Other long-term liabilities	3,330			3,330

Stockholders’ equity:
Preferred stock of $0.01 par value. Authorized, 5,000,000 shares; none issued	—			—
Common stock of $0.001 par value. Authorized, 125,000,000 shares; issued and outstanding 79,815,021	80			80
Additional paid in capital	433,415			433,415
Accumulated other comprehensive income	1,104			1,104
Retained earnings	171,599			171,599

Total stockholders’ equity	606,198	—		606,198

Total liabilities and stockholders’ equity	$1,316,483	$—		$1,316,483

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Six Months Ended June 30, 2006
(in thousands, except per share data)

		Acquired
	Superior	Properties		Pro Forma
	Historical	Historical		Adjustments		Pro Forma
Oilfield service and rental revenues	$435,132					$435,132
Oil and gas revenues	49,096					49,096

Total revenues	484,228	—		—		484,228

Cost of oilfield services and rentals	194,541					194,541
Cost of oil and gas sales	32,907					32,907

Total cost of services, rentals and sales	227,448	—		—		227,448

Depreciation, depletion, amortization and accretion	48,642					48,642
General and administrative expenses	77,739					77,739

Income from operations	130,399	—		—		130,399

Other income (expense):
Interest expense, net of amounts capitalized	(10,400)			(1,553	) (b)	(11,953)
Interest income	2,222					2,222
Loss on early extinguishment of debt	(12,596)					(12,596)
Earnings in equity-method investments, net	1,148	60,253	(c)	(32,639	) (d)	28,762

Income before income taxes	110,773	60,253		(34,192)		136,834
Income taxes	39,878			9,382	(e)	49,260

Net income	$70,895	$60,253		$(43,574)		$87,574

Basic earnings per share	$0.89					$1.10

Diluted earnings per share	$0.87					$1.08

Weighted average common shares used in computing earnings per share:
Basic	79,719					79,719
Incremental common shares from stock options	1,458					1,458

Diluted	81,177					81,177

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2005
(in thousands, except per share data)

		Acquired
	Superior	Properties		Pro Forma
	Historical	Historical		Adjustments		Pro Forma
Oilfield service and rental revenues	$656,423					$656,423
Oil and gas revenues	78,911					78,911

Total revenues	735,334	—		—		735,334

Cost of oilfield services and rentals	330,200					330,200
Cost of oil and gas sales	45,804					45,804

Total cost of services, rentals and sales	376,004	—		—		376,004

Depreciation, depletion, amortization and accretion	89,288					89,288
General and administrative expenses	140,989					140,989
Reduction in value of assets	6,994					6,994
Gain on sale of liftboats	3,544					3,544

Income from operations	125,603	—		—		125,603

Other income (expense):
Interest expense, net of amounts capitalized	(21,862)			(3,967	) (b)	(25,829)
Interest income	2,201					2,201
Earnings in equity-method investments, net	1,339	135,038	(c)	(71,711	) (d)	64,666
Reduction in value of investment in affiliate	(1,250)					(1,250)

Income before income taxes	106,031	135,038		(75,678)		165,391
Income taxes	38,172			21,370	(e)	59,542

Net income	$67,859	$135,038		$(97,048)		$105,849

Basic earnings per share	$0.87					$1.35

Diluted earnings per share	$0.85					$1.33

Weighted average common shares used in computing earnings per share:
Basic	78,321					78,321
Incremental common shares from stock options	1,414					1,414

Diluted	79,735					79,735

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
The unaudited pro forma condensed consolidated financial information has been adjusted to reflect the following:
(a).	To reflect the remaining portion of the Company’s initial cash investment in Coldren Resources of $27.3 million, which was paid in July 2006 upon Coldren Resources’ closing on the acquisition of the Acquired Properties. The balance sheet reflects the additional equity-method investment and the corresponding decrease in cash.

(b).	To reflect the increase in interest expense resulting from the issuance of debt to finance the Company’s initial cash investment of $57.7 million in Coldren Resources at the rate of the Company’s senior notes issued on May 22, 2006 of 6 7/8%. For the six months ended June 30, 2006, the interest expense was pro-rated for the period prior to the issuance of the notes.

(c).	To reflect the Company’s incremental 40% equity share of the revenues in excess of direct operating expenses as stated in the Statement of Revenues and Direct Operating Expenses of Certain Oil and Natural Gas Properties acquired from Noble Energy, Inc., as follows (in thousands):

	Six Months	Year
	Ended	Ended
	June 30, 2006	December 31, 2005
Revenues in excess of direct operating expenses of Acquired Properties	$150,632	$337,596
Ownership percentage via equity investment	40%	40%

	$60,253	$135,038

(d).	To reflect the Company’s incremental 40% equity share of estimated depreciation, depletion, amortization and accretion expenses resulting from the purchase of the Acquired Properties. The estimate for depreciation, depletion, amortization and accretion expenses is calculated based on the estimated post-acquisition property values of the Acquired Properties per barrel of oil equivalent (“boe”) multiplied by actual boe historical production rates. The calculation of the Company’s equity share of the depreciation, depletion, amortization and accretion expenses is as follows (in thousands):

	Six Months	Year
	Ended	Ended
	June 30, 2006	December 31, 2005
Estimated depreciation, depletion, amortization and accretion expenses	$81,598	$179,278
Ownership percentage via equity investment	40%	40%

	$32,639	$71,711

The pro forma amounts do not include general and administrative expenses associated with the acquisition of the Acquired Properties. The Company believes that its equity share of these estimated expenses would be approximately $5.9 million for the six months ended June 30, 2006 and $11.7 million for the year ended December 31, 2005.

(e).	To reflect the income tax effect of the 40% equity share in the Acquired Properties and the related pro forma adjustments at the estimated effective income tax rate of 36%.